EXHIBIT 10.28


                            RENEWAL PROMISSORY NOTE


$480,000.00               Houston, Harris County, Texas         October 29, 1999

     FOR VALUE RECEIVED, on or before November 30, 1999, APPLE ORTHODONTIX, INC., a Delaware corporation ("MAKER"), promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION ("LENDER"), whose address is 712 Main Street, Houston, Harris County, Texas 77002, at said address or such other address as may be designated in writing by the holder hereof from time to time, the principal sum of FOUR HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($480,000.00), or, if less, the aggregate unpaid principal amount outstanding hereunder, together with interest on said principal, at a rate equal to ten percent (10%) per annum; provided, however, that in no event shall such rate exceed the maximum legal rate of interest permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher lawful rate, and as to which Maker could not successfully assert a claim or defense of usury.

     The Maker promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at the maturity hereof, however, said maturity is brought about at such interest rates as are specified herein. This Note may be prepaid, in whole or in part, at any time without penalty.

     This Note is a revolving credit note. Prior to any default hereunder, amounts may, at the sole and absolute discretion of Lender, be advanced, repaid and readvanced without affecting the validity of this Note. It is hereby specifically recognized by Maker that funds advanced hereunder are advanced for the purpose of funding certain overdrafts paid by Lender at the request of Maker. The provisions of Chapter 346 of the Texas Finance Code, as amended, shall not be applicable to this Note.

     Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365 day year. It is the intention of Maker and Lender to conform strictly to the usury laws in force in the State of Texas and the United States of America. It is therefore agreed that (i) any unearned interest shall be canceled automatically, or if theretofore paid, shall be credited on the unpaid principal amount of this Note, or if the principal amount of this Note has been paid, refunded to Maker,
(ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall never exceed the maximum amount of interest, or produce a rate in excess of the maximum rate of interest that Lender may charge Maker under applicable law and in regard to which Maker may not successfully

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assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law. All sums paid or agreed to be paid to the holder or holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

     No security taken for the payment of this Note shall affect the liability of any person liable for payment of this Note. Lender may require payment by Maker and any surety, endorser, or guarantor hereof without first resorting to any security for this Note, and no judgment taken against any such party shall terminate any lien, security interest or other interest of Lender in said security. Maker consents to the release or discharge of any party liable hereon (including Maker) and to the release or impairment of any collateral for this Note by Lender.

     In the event default is make in the payment of this Note in whatever manner its maturity may be brought about, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all reasonable amounts actually incurred by lender for court costs and attorney's fees in connection therewith. In the event of any repossession of any collateral, Maker agrees to pay the reasonable costs actually expended by Lender for repossessing, storing preparing for sale, and/or selling any such collateral. Additionally, Maker also promises to pay to Lender all lawful fees paid by Lender to any public office for filing, recording and/or releasing any instrument securing the loan evidenced by this Note.

     Maker and every surety, endorser and guarantor of this Note waive grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of Lender, and consent and agree that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time, whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them. Time is of the essence hereof.

     This Note shall be considered a Loan Document under that certain Credit Agreement among Maker, Lender as Agent and the parties named therein as Banks, dated July 28, 1997, as amended from time to time, and is secured by all Security Documents and all Collateral securing the Obligations, as said capitalized terms are therein defined. The indebtedness evidenced by this Note shall be considered a part of the Obligations under said Credit Agreement.


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     This Note is in partial renewal and extension, but not in extinguishment, of the indebtedness originally evidenced by that one certain promissory note dated September 22, 1999, executed by Maker to the order of Lender in the original principal amount of $480,000.00, bearing interest and due and payable as therein provided, which prior not had a maturity date of October 29, 1999, and is entitled to all of the priorities, rights and benefits contained in said prior note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS.

     THIS NOTE CONSTITUTES A "LOAN AGREEMENT' AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENTS THE FINAL, AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED TO BE EFFECTIVE THE DAY AND YEAR FIRST WRITTEN ABOVE.

                                    APPLE ORTHODONTIX, INC.



                                    By: /s/ JAMES E. BOBBITT
                                    Name:   JAMES E. BOBBITT
                                    Titles: CFO



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